Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Second Quarter 2025 Results

For Release July 28, 2025

•	Second quarter 2025 net income of $38.0 million, decreased $38.4 million compared to second quarter of 2024 and decreased $20.3 million compared to the first quarter 2025, reflecting an increase in provision for credit losses of $43.1 million and $45.3 million, respectively.

•	An increase in provision for credit losses was primarily associated with estimated declines on multi-family property values after receiving new appraisals and the ongoing investigation of borrowers involved in mortgage fraud or suspected fraud.

•	Second quarter 2025 diluted earnings per common share of $0.60 decreased 60% compared to the second quarter of 2024 and decreased 35% compared to the first quarter of 2025.

•	Tangible book value per common share reached a record-high of $35.42 and increased 13% compared to $31.27 in the second quarter of 2024 and increased 1% compared to $34.90 in the first quarter of 2025.

•	As of June 30, 2025, the Company had $5.0 billion in unused borrowing capacity with the Federal Home Loan Bank and the Federal Reserve Discount window, representing 26% of total assets.

•	Total assets of $19.1 billion increased 2% compared to March 31, 2025 and December 31, 2024.

•	Loans receivable of $10.4 billion, net of allowance for credit losses on loans, increased $88.4 million, or 1%, compared to March 31, 2025, and increased $78.1 million compared to December 31, 2024.

•	Core deposits of $11.4 billion increased $744.6 million, or 7%, compared to March 31, 2025 and increased $2.0 billion, or 22%, compared to December 31, 2024. Core deposits now represent 90% of total deposits, reaching the highest level the Company has reported since March 2022.

•	Brokered deposits of $1.3 billion decreased $463.9 million, or 27%, compared to March 31, 2025, and decreased $1.3 billion, or 50%, compared to December 31, 2024.

•	On June 5, 2025, the Company completed a $373.3 million securitization of 18 multi-family mortgage loans through a Freddie Mac-sponsored Q-Series transaction.

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank, today reported second quarter 2025 net income of $38.0 million, or diluted earnings per common share of $0.60. This compared to $76.4 million, or diluted earnings per common share of $1.49 in the second quarter of 2024, and compared to $58.2 million, or diluted earnings per common share of $0.93 in the first quarter of 2025.

“Despite a difficult second quarter, marked by an increase in our provision for credit losses and charge-offs largely associated with mortgage fraud or suspected fraud that has also impacted a number of other multi-family lenders, we are encouraged by the resilience of our underlying earnings, the significant increase in gain on sale of loans, and the continued growth in our tangible book value that reached an all-time high of $35.42 per share. We were also pleased to see a 17% reduction in total delinquencies and a 58% decline in loans receivable classified as special mention during the quarter,” said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, “We have implemented strategies to address our asset quality issues and to enhance our overall risk management practices to ensure long-term resilience. We are optimistic about our future and confident that our collective efforts will drive the stability and growth of our institution.”

Net income of $38.0 million for the second quarter of 2025 decreased by $38.4 million, or 50%, compared to the second quarter of 2024, reflecting a $43.1 million, or 432%, increase in provision for credit losses. The increase was primarily associated with estimated declines on multi-family property values after receiving new appraisals and the ongoing investigation of borrowers involved in mortgage fraud or suspected fraud. Partially offsetting the higher provision expense was a $19.1 million, or 61%, increase in noninterest income driven by a robust gain on sale of loans that reached $23.3 million, as well as syndication and asset management fees of $9.7 million during the quarter.

Net income of $38.0 million for the second quarter 2025 decreased by $20.3 million, or 35%, compared to the first quarter of 2025, reflecting a $45.3 million, or 586%, increase in provision for credit losses for the second quarter of 2025. Partially offsetting the higher provision expense was a $26.8 million, or 113%, increase in noninterest income that was driven by a 101% increase in gain on sale of loans and a 186% increase in syndication and asset management fees.

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Total Assets

Total assets of $19.1 billion at June 30, 2025 increased by $343.4 million, or 2%, compared to March 31, 2025, and $335.5 million compared to December 31, 2024. The increase compared to both periods was primarily driven by higher balances in the mortgage warehouse portfolios. Total loan balances grew by 2% even with two loan sale transactions in the second quarter totaling over $685.4 million related to securitizations.

Return on average assets was 0.80% for the second quarter of 2025 compared to 1.72% for the second quarter of 2024 and 1.31% for the first quarter of 2025.

Asset Quality

The allowance for credit losses on loans of $91.8 million, as of June 30, 2025, increased by $8.4 million, or 10%, compared to March 31, 2025, and increased by $7.4 million, or 9%, compared to December 31, 2024. The $8.4 million increase compared to March 31, 2025 was driven by $54.5 million increase in provision expense that was partially offset by $46.1 million in loan charge-offs. The increases in provision expenses and charge-offs compared to both periods were primarily associated with estimated declines on multi-family property values after receiving new appraisals and the ongoing investigation of borrowers involved in mortgage fraud or suspected fraud. The increases were also attributable to certain types of subordinated loans that the Company no longer offers to borrowers. These subordinated loans have been largely identified and evaluated for potential losses that have either been included in the provision for credit losses as specific reserves or charged off.

The Company recorded charge-offs for 14 customers, primarily in the multi-family loan portfolio, totaling $46.1 million, and no recoveries during the second quarter of 2025. This compares to $3.5 million in charge-offs and $15,000 in recoveries during the second quarter of 2024 and to $10.5 million in charge-offs and $28,000 of recoveries in the first quarter of 2025.

During the quarter, after months of seeking legal remedies, the Company obtained additional access and information, such as through court appointed receivers, to assess the collateral supporting its challenged loans. The evaluation of this information contributed to an increase in loans classified as substandard, bringing the total to $417.7 million compared to $323.6 million as of March 31, 2025. However, during the same period, loans classified as special mention declined by $236.4 million, or 58%, falling to $171.5 million. This decline reinforces the view that the frequency of migration to criticized status has subsided. Overall, criticized loans of $589.2 million declined by $142.4 million, or 19%, compared to March 31, 2025. Furthermore, total delinquencies declined by 17% compared to March 31, 2025.

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As of June 30, 2025, all substandard loans have been evaluated for impairment and these loans have specific reserves of $30.8 million, of which $9.9 million was added during the second quarter of 2025, net of charge-offs. The Company believes that its loan portfolio remains well collateralized.

Non-performing loans also declined during the quarter, largely attributable to charge-offs. As of June 30, 2025, non-performing loans were $251.5 million, or 2.39% of loans receivable, compared to $284.6 million, or 2.73%, as of March 31, 2025, and $279.7 million, or 2.68%, as of December 31, 2024.

The Company has been making additional efforts to reduce its credit risk through loan sale and securitization activities since 2019. In 2023 and 2024, the Company strategically executed credit protection arrangements through a credit linked note and credit default swaps. The Company also upsized an existing credit default swap in June 2025. These credit protection arrangements totaled $3.7 billion in loans to reduce risk of losses, with incremental coverage ranging from 13-14% of the unpaid principal balances for each arrangement. Despite having credit protection on these loans, the Company also continues to carry an allowance for credit losses on loans held for investment. As of June 30, 2025, the balance of loans subject to credit protection arrangements was $2.8 billion.

Total Deposits

Total deposits of $12.7 billion at June 30, 2025 increased by $280.7 million, or 2%, compared to March 31, 2025, and increased by $766.9 million, or 6%, compared to December 31, 2024. The increase compared to both periods was primarily due to growth in core demand deposits and savings.

Core deposits of $11.4 billion at June 30, 2025 increased by $744.6 million, or 7%, from March 31, 2025 and increased by $2.0 billion, or 22%, from December 31, 2024. The increases were attributable primarily to growth in custodial deposits from warehouse customers. Core deposits represented 90% of total deposits at June 30, 2025, 86% of total deposits at March 31, 2025, and 79% of total deposits at December 31, 2024.

Total brokered deposits of $1.3 billion at June 30, 2025 decreased $463.9 million, or 27%, from March 31, 2025 and decreased $1.3 billion, or 50%, from December 31, 2024. As of June 30, 2025, brokered certificates of deposit had a weighted average remaining duration of 48 days.

Liquidity

Cash balances of $647.2 million as of June 30, 2025 increased by $125.9 million, or 24%, compared to March 31, 2025 and increased by $170.6 million, or 36%, compared to December 31, 2024. The Company continues to have significant borrowing capacity available, with unused lines of credit totaling $5.0 billion as of June 30, 2025 compared to $4.7 billion at March 31, 2025 and $4.3 billion at December 31, 2024.

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The Company’s most liquid assets are in cash, short-term investments, including interest-bearing demand deposits, mortgage loans in process of securitization, loans held for sale, and warehouse lines of credit included in loans receivable. Taken together with its unused borrowing capacity of $5.0 billion described above, these totaled $11.9 billion, or 62%, of its $19.1 billion total assets at June 30, 2025. Furthermore, its $3.3 billion line of credit availability with the Federal Reserve Bank of Chicago alone could fund 106% of its uninsured deposits, which represented approximately 24% of total bank deposits as of June 30, 2025.

This liquidity enhances the Company’s ability to effectively manage interest expense and asset levels in the future. Additionally, the Company’s business model is designed to continuously sell or securitize a significant portion of its loans, which provides flexibility in managing its liquidity.

Comparison of Operating Results for the Three Months Ended

June 30, 2025 and 2024

Net Interest Income of $128.7 million remained essentially unchanged, compared to $128.1 million, reflecting lower interest expense on deposits that was partially offset by lower interest income and higher interest expense on borrowings.

•	Net interest margin of 2.83% decreased 16 basis points compared to 2.99%. The margin was negatively impacted by a significant shift in business mix, as highly profitable but lower-margin loans held for sale balances, consisting of primarily warehouse loans, grew by $622.7 million, or 18%, and warehouse repurchase agreements grew by $473.8 million, or 35%, while other higher-margin loans receivable balances contracted by a net of $964.1 million.

•	Interest rate spread of 2.33% decreased 12 basis points compared to 2.45%.

Interest Income of $304.4 million decreased $23.9 million, or 7%, compared to $328.3 million. The decrease primarily reflected lower average yields on higher average balances on loans and loans held for sale.

•	Average yields on loans and loans held for sale of 6.92% decreased 105 basis points compared to 7.97%.

•	Average balances of $14.8 billion for loans and loans held for sale increased $479.0 million, or 3% compared to $14.3 billion.

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Interest Expense of $175.7 million decreased $24.5 million, or 12%, compared to $200.2 million. The decrease reflected lower average balances at lower average rates on certificates of deposit that were partially offset by higher average balances at lower average rates on borrowings.

•	Average interest rates on total interest-bearing liabilities of 4.35% decreased by 87 basis points compared to 5.22%.

•	Average balances of $3.1 billion for certificates of deposit decreased by $3.4 billion, or 53%, compared to $6.5 billion.

•	Average interest rates of 4.59% for certificates of deposit decreased by 84 basis points compared to 5.43%.

•	Average balances of $3.5 billion for borrowings increased by 235%, compared to $1.0 billion.

•	Average interest rates of 5.15% for borrowings decreased by 285 basis points compared to 8.00%.

Noninterest Income of $50.5 million increased $19.1 million, or 61%, compared to $31.4 million. The $19.1 increase reflected a $12.2 million, or 109%, increase in gain on sale of loans, a $6.5 million, or 200%, increase in syndication and asset management fees, and a $4.7 million, or 101%, increase in other income, partially offset by a $4.7 million, or 43%, decrease in loan servicing fees.

•	Gain on sale of loans increased $12.2 million, or 109%, reflecting higher volume in the multi-family loan portfolio, including a securitization through a Freddie Mac-sponsored Q-Series transaction.

•	Other income included a $4.3 million positive fair market value adjustment to the floor derivatives compared to a $215,000 positive fair market value adjustment in the prior period.

•	Loan servicing fees included a $258,000 positive fair market value adjustment to servicing rights, with a $487,000 negative adjustment in the Banking segment and a $745,000 positive adjustment in the Multi-family Mortgage Banking segment. This compared to a $5.1 million positive fair market value adjustment to servicing rights in the prior period with a $551,000 positive adjustment in the Banking segment and a $4.5 million positive adjustment in the Multi-family Mortgage Banking segment. The value of servicing rights generally increases in rising 10-year interest rate environments and declines in falling interest rate environments due to expected prepayments and earning rates on escrow deposits.

Noninterest Expense of $77.3 million increased $27.0 million, or 54%, compared to $50.4 million, primarily due to a $15.2 million, or 54%, increase in salaries and employee benefits to support business growth, including $5.8 million for expenses associated with the addition of production staff, which is expected to continue to elevate production, gain on sale, and expenses in future quarters as well. Also contributing to the higher expenses during the quarter, was a $7.1 million increase in other expenses primarily associated with taxes, insurance, receiver expenses, and legal fees for collateral preservation of nonperforming loans, a $2.5 million increase in credit risk transfer premium expense associated with ongoing credit default swaps that were executed in 2024, in addition to a swap upsize in June 2025, as well as a $1.6 million, or 28%, increase in deposit insurance expense, reflecting an increase in underperforming assets, coupled with an increase in total assets.

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Comparison of Operating Results for the Three Months Ended

June 30, 2025 and March 31, 2025

Net Interest Income of $128.7 million increased $6.5 million, or 5%, compared to $122.2 million, primarily due to higher average balances on loans and loans held for sale, partially offset by higher average balances on interest-bearing checking accounts and borrowings.

•	Net interest margin of 2.83% decreased 6 basis points compared to 2.89%. The margin was negatively impacted by a shift in business mix, as highly profitable but lower-margin loans held for sale balances, consisting of primarily warehouse loans, grew by $122.3 million, or 3%, and warehouse repurchase agreements grew by $435.5 million, or 31%, while higher-margin loans receivable balances contracted by a net of $338.7 million during the quarter.

•	Interest rate spread of 2.33% decreased 5 basis points compared to 2.38%.

Interest Income of $304.4 million increased $17.2 million, or 6%, compared to $287.2 million, primarily reflecting an increase in average balances at lower yields on loans and loans held for sale.

•	Average balances of $14.8 billion for loans and loans held for sale increased 8%, compared to $13.8 billion.

•	Average yields on loans and loans held for sale of 6.92% decreased 14 basis points compared to 7.06%.

Interest Expense of $175.7 million increased $10.7 million, or 6% compared to $165.0 million. The increase was primarily driven by higher average balances on interest-bearing checking accounts, and higher average balances at lower rates on borrowings.

•	Average balances of $6.2 billion for interest-bearing checking accounts increased 20%, compared to $5.1 billion.

•	Average interest rates of 3.96% on interest-bearing checking accounts decreased 5 basis points compared to 4.01%.

•	Average balances of $3.5 billion for borrowings increased $328.0 million, or 10%, compared to $3.1 billion.

•	Average interest rates of 5.15% borrowings decreased 18 basis points compared to 5.33%.

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Noninterest Income of $50.5 million increased $26.8 million, or 113%, compared to $23.7 million. The increase was primarily due to an $11.7 million, or 101%, increase in gain on sale of loans, a $6.3 million, or 186%, increase in syndication and asset management fees, a $6.1 million, or 193%, increase in other income, and a $2.1 million, or 53%, increase in loan servicing fees.

•	Gain on sale of loans increased $11.7 million, reflecting higher volume in the multi-family loan portfolio, including a securitization through a Freddie Mac-sponsored Q-Series transaction.

•	Other income included a $4.3 million positive fair market value adjustment to floor derivatives compared to a $2.3 million negative fair market value adjustment to derivatives in the prior period.

•	Loan servicing fees included a $258,000 positive fair market value adjustment to servicing rights, with a $487,000 negative adjustment in the Banking segment and a $745,000 positive adjustment in the Multi-family Mortgage Banking segment. This compared to a $754,000 negative fair market value adjustment to servicing rights in the prior period, with a $1.2 million negative adjustment in the Banking segment and a $449,000 positive adjustment in the Multi-family Mortgage Banking segment. The value of servicing rights generally increases in rising 10-year interest rate environments and declines in falling interest rate environments due to expected prepayments and earning rates on escrow deposits.

Noninterest Expense of $77.3 million increased $15.7 million, or 25%, compared to $61.7 million, primarily driven by a $7.1 million increase in salaries and employee benefits associated with the addition of production staff, which is expected to continue to elevate production, gain on sale, and expenses in future quarters as well. The increase also reflects a $6.9 million increase in other expenses primarily associated with taxes, insurance, receiver expenses, and legal fees for the collateral preservation of nonperforming loans, as well as an increase in credit risk transfer premium expense.

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About Merchants Bancorp

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple segments, including Multi-family Mortgage Banking that primarily offers multi-family housing and healthcare facility financing and servicing (through this segment it also serves as a syndicator of low-income housing tax credit and debt funds); Mortgage Warehousing that offers mortgage warehouse financing, commercial loans, and deposit services; and Banking that offers retail and correspondent residential mortgage banking, agricultural lending, and traditional community banking. Merchants Bancorp, with $19.1 billion in assets and $12.7 billion in deposits as of June 30, 2025, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, Merchants Asset Management, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@bankmerchants.com

INVESTOR CONTACT: SEAN SIEVERS

Merchants Bancorp

Phone: (317) 663-5197

Email: ssievers@bankmerchants.com

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Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Assets
Cash and due from banks	$15,419	$15,609	$10,989	$12,214	$10,242
Interest-earning demand accounts	631,746	505,687	465,621	589,692	530,640
Cash and cash equivalents	647,165	521,296	476,610	601,906	540,882
Securities purchased under agreements to resell	1,539	1,550	1,559	3,279	3,304
Mortgage loans in process of securitization	402,427	389,797	428,206	430,966	209,244
Securities available for sale ($602,962, $626,271, $635,946, $682,975 and $682,774 utilizing fair value option, respectively)	936,343	961,183	980,050	953,063	1,017,019
Securities held to maturity ($1,547,525, $1,605,151, $1,664,674, $1,756,203 and $1,291,960 at fair value, respectively)	1,548,211	1,606,286	1,664,686	1,755,047	1,291,110
Federal Home Loan Bank (FHLB) stock and other equity securities	217,850	217,850	217,804	184,050	67,499
Loans held for sale (includes $91,930, $75,920, $78,170, $91,084 and $102,873 at fair value, respectively)	4,105,765	3,983,452	3,771,510	3,808,234	3,483,076
Loans receivable, net of allowance for credit losses on loans of $91,811, $83,413, $84,386, $84,549 and $81,028, respectively	10,432,117	10,343,724	10,354,002	10,261,890	10,933,189
Premises and equipment, net	71,050	67,787	58,617	53,161	46,833
Servicing rights	193,037	189,711	189,935	177,327	178,776
Interest receivable	82,391	82,811	83,409	86,612	90,360
Goodwill	8,014	8,014	8,014	8,014	8,014
Other assets and receivables	495,295	424,339	571,330	329,427	343,116
Total assets	$19,141,204	$18,797,800	$18,805,732	$18,652,976	$18,212,422
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$315,523	$313,296	$239,005	$311,386	$383,260
Interest-bearing	12,371,312	12,092,869	11,680,971	12,580,501	14,533,807
Total deposits	12,686,835	12,406,165	11,919,976	12,891,887	14,917,067
Borrowings	4,009,474	4,001,744	4,386,122	3,568,721	1,159,206
Deferred tax liabilities	29,228	35,740	25,289	19,530	25,098
Other liabilities	231,035	193,416	231,035	233,731	222,904
Total liabilities	16,956,572	16,637,065	16,562,422	16,713,869	16,324,275
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 75,000,000 shares
Issued and outstanding - 45,885,458 shares, 45,881,706 shares, 45,767,166 shares, 45,764,023 shares and 45,757,567 shares	241,452	240,512	240,313	239,448	238,492
Preferred stock, without par value - 5,000,000 total shares authorized
6% Series B Preferred stock - $1,000 per share liquidation preference
Authorized - no shares at June 30, 2025 and March 31, 2025, and 125,000 shares for all prior periods
Issued and outstanding - no shares at June 30, 2025 and March 31, 2025, and 125,000 shares for all prior periods presented (equivalent to 5,000,000 depositary shares)	—	—	120,844	120,844	120,844
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 200,000 shares
Issued and outstanding - 196,181 shares (equivalent to 7,847,233 depositary shares)	191,084	191,084	191,084	191,084	191,084
8.25% Series D Preferred stock - $1,000 per share liquidation preference
Authorized - 300,000 shares
Issued and outstanding - 142,500 shares (equivalent to 5,700,000 depositary shares)	137,459	137,459	137,459	137,459	137,459
7.625% Series E Preferred stock - $1,000 per share liquidation preference
Authorized - 230,000 shares
Issued and outstanding - 230,000 shares (equivalent to 9,200,000 depositary shares) at June 30, 2025, March 31, 2025, December 31, 2024, and no shares for all prior periods.	222,748	222,748	222,748	—	—
Retained earnings	1,392,136	1,369,009	1,330,995	1,250,176	1,200,778
Accumulated other comprehensive (loss) income	(247)	(77)	(133)	96	(510)
Total shareholders' equity	2,184,632	2,160,735	2,243,310	1,939,107	1,888,147
Total liabilities and shareholders' equity	$19,141,204	$18,797,800	$18,805,732	$18,652,976	$18,212,422

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended			Change
	June 30,	March 31,	June 30,	2Q25	2Q25
	2025	2025	2024	vs. 1Q25	vs. 2Q24
Interest Income
Loans	$255,641	$239,280	$284,421	7%	-10%
Mortgage loans in process of securitization	5,304	3,743	3,044	42%	74%
Investment securities:
Available for sale	12,095	12,358	14,784	-2%	-18%
Held to maturity	23,166	24,358	19,799	-5%	17%
FHLB stock and other equity securities (dividends)	4,641	4,372	1,277	6%	263%
Other	3,552	3,093	4,948	15%	-28%
Total interest income	304,399	287,204	328,273	6%	-7%
Interest Expense
Deposits	131,375	123,941	179,651	6%	-27%
Short-term borrowings	36,981	33,364	11,612	11%	218%
Long-term borrowings	7,324	7,703	8,891	-5%	-18%
Total interest expense	175,680	165,008	200,154	6%	-12%
Net Interest Income	128,719	122,196	128,119	5%	—
Provision for credit losses	53,027	7,727	9,965	586%	432%
Net Interest Income After Provision for Credit Losses	75,692	114,469	118,154	-34%	-36%
Noninterest Income
Gain on sale of loans	23,342	11,619	11,168	101%	109%
Loan servicing fees, net	6,138	4,010	10,827	53%	-43%
Mortgage warehouse fees	2,039	1,513	1,524	35%	34%
Syndication and asset management fees	9,707	3,389	3,233	186%	200%
Other income	9,254	3,162	4,599	193%	101%
Total noninterest income	50,480	23,693	31,351	113%	61%
Noninterest Expense
Salaries and employee benefits	43,566	36,419	28,373	20%	54%
Loan expense	1,142	798	993	43%	15%
Occupancy and equipment	2,494	2,351	2,239	6%	11%
Professional fees	3,159	2,894	3,556	9%	-11%
Deposit insurance expense	7,152	7,228	5,579	-1%	28%
Technology expense	2,446	2,374	1,859	3%	32%
Credit risk transfer premium expense	4,767	3,862	2,294	23%	108%
Other expense	12,611	5,738	5,487	120%	130%
Total noninterest expense	77,337	61,664	50,380	25%	54%
Income Before Income Taxes	48,835	76,498	99,125	-36%	-51%
Provision for income taxes	10,854	18,259	22,732	-41%	-52%
Net Income	$37,981	$58,239	$76,393	-35%	-50%
Dividends on preferred stock	(10,266)	(10,265)	(7,757)	—	32%
Impact of preferred stock redemption	—	(5,371)	(1,823)	-100%	-100%
Net Income Available to Common Shareholders	$27,715	$42,603	$66,813	-35%	-59%
Basic Earnings Per Share	$0.60	$0.93	$1.50	-35%	-60%
Diluted Earnings Per Share	$0.60	$0.93	$1.49	-35%	-60%
Weighted-Average Shares Outstanding
Basic	45,883,644	45,824,022	44,569,345
Diluted	45,929,563	45,914,083	44,698,324

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Six Months Ended
	June 30,	June 30,
	2025	2024	Change
Interest Income
Loans	$494,921	$556,419	-11%
Mortgage loans in process of securitization	9,047	4,764	90%
Investment securities:
Available for sale	24,453	29,172	-16%
Held to maturity	47,524	40,321	18%
FHLB stock and other equity securities (dividends)	9,013	2,121	325%
Other	6,645	9,649	-31%
Total interest income	591,603	642,446	-8%
Interest Expense
Deposits	255,316	350,673	-27%
Short-term borrowings	70,345	18,834	274%
Long-term borrowings	15,027	17,764	-15%
Total interest expense	340,688	387,271	-12%
Net Interest Income	250,915	255,175	-2%
Provision for credit losses	60,754	14,691	314%
Net Interest Income After Provision for Credit Losses	190,161	240,484	-21%
Noninterest Income
Gain on sale of loans	34,961	20,524	70%
Loan servicing fees, net	10,148	30,229	-66%
Mortgage warehouse fees	3,552	2,506	42%
Loss on sale of investments available for sale (1)	—	(108)	100%
Syndication and asset management fees	13,096	8,536	53%
Other income	12,416	10,538	18%
Total noninterest income	74,173	72,225	3%
Noninterest Expense
Salaries and employee benefits	79,985	57,969	38%
Loan expense	1,940	1,949	—
Occupancy and equipment	4,845	4,476	8%
Professional fees	6,053	7,655	-21%
Deposit insurance expense	14,380	10,704	34%
Technology expense	4,820	3,713	30%
Credit risk transfer premium expense	8,629	2,294	276%
Other expense	18,349	10,532	74%
Total noninterest expense	139,001	99,292	40%
Income Before Income Taxes	125,333	213,417	-41%
Provision for income taxes (2)	29,113	49,970	-42%
Net Income	$96,220	$163,447	-41%
Dividends on preferred stock	(20,531)	(16,424)	25%
Impact of preferred stock redemption	(5,371)	(1,823)	195%
Net Income Available to Common Shareholders	$70,318	$145,200	-52%
Basic Earnings Per Share	$1.53	$3.30	-54%
Diluted Earnings Per Share	$1.53	$3.29	-53%
Weighted-Average Shares Outstanding
Basic	45,853,998	43,937,665
Diluted	45,921,988	44,082,485

(1) Includes $0 and $(108) respectively, related to accumulated other comprehensive earnings reclassifications.

(2) Includes $0 and $26 respectively, related to income tax benefit for reclassification items.

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Three Months Ended			Change
	June 30,	March 31,	June 30,	2Q25		2Q25
	2025	2025	2024	vs. 1Q25		vs. 2Q24
Noninterest expense	$77,337	$61,664	$50,380	25%		54%

Net interest income (before provision for credit losses)	128,719	122,196	128,119	5%		—
Noninterest income	50,480	23,693	31,351	113%		61%
Total income	$179,199	$145,889	$159,470	23%		12%

Efficiency ratio	43.16%	42.27%	31.59%	89	bps	1,157	bps

Average assets	$18,984,925	$17,831,950	$17,814,191	6%		7%
Net income	37,981	58,239	76,393	-35%		-50%
Return on average assets before annualizing	0.20%	0.33%	0.43%
Annualization factor	4.00	4.00	4.00
Return on average assets	0.80%	1.31%	1.72%	(51	)bps	(92	)bps

Return on average tangible common shareholders' equity (1)	6.75%	10.65%	19.55%	(390	)bps	(1,280	)bps

Tangible book value per common share (1)	$35.42	$34.90	$31.27	1%		13%

Tangible common shareholders' equity/tangible assets (1)	8.49%	8.52%	7.86%	(3	)bps	63	bps

Consolidated ratios
Total capital/risk-weighted assets(2)	13.4%	13.0%	12.0%
Tier I capital/risk-weighted assets(2)	12.8%	12.4%	11.4%
Common Equity Tier I capital/risk-weighted assets(2)	9.5%	9.2%	8.7%
Tier I capital/average assets(2)	11.5%	12.1%	10.6%

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

(2) As defined by regulatory agencies; June 30, 2025 shown as estimates and prior periods shown as reported.

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock dividends.  Tangible common shareholders' equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total equity.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common shareholders' equity by the number of shares outstanding.

	Three Months Ended			Change
	June 30,	March 31,	June 30,	2Q25		2Q25
	2025	2025	2024	vs. 1Q25		vs. 2Q24
Net income	$37,981	$58,239	$76,393	-35%		-50%
Less: preferred stock dividends	(10,266)	(10,265)	(7,757)	—		32%
Less: impact of preferred stock redemption	-	(5,371)	(1,823)	-100%		-100%
Net income available to common shareholders	$27,715	$42,603	$66,813	-35%		-59%

Average shareholders' equity	$2,201,836	$2,160,169	$1,824,730	2%		21%
Less: average goodwill & intangibles	(8,065)	(8,070)	(8,140)	—		-1%
Less: average preferred stock	(551,290)	(552,633)	(449,387)	—		23%
Average tangible common shareholders' equity	$1,642,481	$1,599,466	$1,367,203	3%		20%

Annualization factor	4.00	4.00	4.00
Return on average tangible common shareholders' equity	6.75%	10.65%	19.55%	(390	)bps	(1,280	)bps

Total equity	$2,184,632	$2,160,735	$1,888,147	1%		16%
Less: goodwill and intangibles	(8,062)	(8,068)	(8,108)	—		-1%
Less: preferred stock	(551,291)	(551,291)	(449,387)	—		23%
Tangible common shareholders' equity	$1,625,279	$1,601,376	$1,430,652	1%		14%

Assets	$19,141,204	$18,797,800	$18,212,422	2%		5%
Less: goodwill and intangibles	(8,062)	(8,068)	(8,108)	—		-1%
Tangible assets	$19,133,142	$18,789,732	$18,204,314	2%		5%

Ending common shares	45,885,458	45,881,706	45,757,567

Tangible book value per common share	$35.42	$34.90	$31.27	1%		13%
Tangible common shareholders' equity/tangible assets	8.49%	8.52%	7.86%	(3	)bps	63	bps

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Six Months Ended
	June 30,	June 30,
	2025	2024	Change
Noninterest expense	$139,001	$99,292	40%

Net interest income (before provision for credit losses)	250,915	255,175	-2%
Noninterest income	74,173	72,225	3%
Total income	$325,088	$327,400	-1%

Efficiency ratio	42.76%	30.33%	1,243	bps

Average assets	$18,411,623	$17,303,632	6%
Net income	96,220	163,447	-41%
Return on average assets before annualizing	0.52%	0.94%
Annualization factor	2.00	2.00
Return on average assets	1.05%	1.89%	(84	)bps

Return on average tangible common shareholders' equity (1)	8.68%	22.30%	(1,362	)bps

Tangible book value per common share (1)	$35.42	$31.27	13%

Tangible common shareholders' equity/tangible assets (1)	8.49%	7.86%	63	bps

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock dividends.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Six Months Ended
	June 30,	June 30,
	2025	2024	Change
Net income	$96,220	$163,447	-41%
Less: preferred stock dividends	(20,531)	(16,424)	25%
Less: impact of preferred stock redemption	(5,371)	(1,823)	195%
Net income available to common shareholders	$70,318	$145,200	-52%

Average shareholders' equity	$2,181,117	$1,786,195	22%
Less: average goodwill & intangibles	(8,067)	(9,317)	-13%
Less: average preferred stock	(551,958)	(474,497)	16%
Average tangible common shareholders' equity	$1,621,092	$1,302,381	24%

Annualization factor	2.00	2.00
Return on average tangible common shareholders' equity	8.68%	22.30%	(1,362	)bps

Total equity	$2,184,632	$1,888,147	16%
Less: goodwill and intangibles	(8,062)	(8,108)	-1%
Less: preferred stock	(551,291)	(449,387)	23%
Tangible common shareholders' equity	$1,625,279	$1,430,652	14%

Assets	$19,141,204	$18,212,422	5%
Less: goodwill and intangibles	(8,062)	(8,108)	-1%
Tangible assets	$19,133,142	$18,204,314	5%

Ending common shares	45,885,458	45,757,567

Tangible book value per common share	$35.42	$31.27	13%
Tangible common shareholders' equity/tangible assets	8.49%	7.86%	63	bps

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:

Interest-earning deposits, and other interest or dividends	$539,357	$8,193	6.09%	$511,077	$7,465	5.92%	$438,445	$6,225	5.71%
Securities available for sale	955,186	12,095	5.08%	961,065	12,358	5.21%	1,039,388	14,784	5.72%
Securities held to maturity	1,572,186	23,166	5.91%	1,643,703	24,358	6.01%	1,160,170	19,799	6.86%
Mortgage loans in process of securitization	376,904	5,304	5.64%	277,426	3,743	5.47%	234,706	3,044	5.22%
Loans and loans held for sale	14,826,151	255,641	6.92%	13,751,197	239,280	7.06%	14,347,165	284,421	7.97%
Total interest-earning assets	18,269,784	304,399	6.68%	17,144,468	287,204	6.79%	17,219,874	328,273	7.67%
Allowance for credit losses on loans	(90,860)			(86,711)			(76,456)
Noninterest-earning assets	806,001			774,193			670,773

Total assets	$18,984,925			$17,831,950			$17,814,191

Liabilities & Shareholders' Equity:

Interest-bearing checking	$6,161,736	60,845	3.96%	$5,121,343	50,609	4.01%	4,935,123	58,128	4.74%
Savings deposits	145,162	8	0.02%	146,359	15	0.04%	145,262	19	0.05%
Money market	3,354,820	35,137	4.20%	3,398,469	34,506	4.12%	2,788,335	33,207	4.79%
Certificates of deposit	3,090,250	35,385	4.59%	3,369,269	38,811	4.67%	6,535,651	88,297	5.43%
Total interest-bearing deposits	12,751,968	131,375	4.13%	12,035,440	123,941	4.18%	14,404,371	179,651	5.02%

Borrowings	3,453,960	44,305	5.15%	3,125,935	41,067	5.33%	1,031,180	20,503	8.00%
Total interest-bearing liabilities	16,205,928	175,680	4.35%	15,161,375	165,008	4.41%	15,435,551	200,154	5.22%

Noninterest-bearing deposits	376,217			294,248			331,246
Noninterest-bearing liabilities	200,944			216,158			222,664
Total liabilities	16,783,089			15,671,781			15,989,461

Shareholders' equity	2,201,836			2,160,169			1,824,730

Total liabilities and shareholders' equity	$18,984,925			$17,831,950			$17,814,191

Net interest income		$128,719			$122,196			$128,119

Net interest spread			2.33%			2.38%			2.45%

Net interest-earning assets	$2,063,856			$1,983,093			$1,784,323

Net interest margin			2.83%			2.89%			2.99%

Average interest-earning assets to average interest-bearing liabilities			112.74%			113.08%			111.56%

Supplemental Results

(Unaudited)

($ in thousands)

	Net Income			Net Income
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024
Segment
Multi-family Mortgage Banking	$9,269	$3,413	$9,037	$12,682	$25,646
Mortgage Warehousing	22,986	15,398	22,270	38,384	42,460
Banking	14,574	47,107	52,378	61,681	108,803
Other	(8,848)	(7,679)	(7,292)	(16,527)	(13,462)
Total	$37,981	$58,239	$76,393	$96,220	$163,447

	Total Assets
	June 30, 2025		March 31, 2025		December 31, 2024
	Amount	%	Amount	%	Amount	%
Segment
Multi-family Mortgage Banking	$487,853	2%	$460,441	3%	$479,099	2%
Mortgage Warehousing	6,999,701	37%	5,902,165	31%	6,000,624	32%
Banking	11,404,488	60%	12,002,564	64%	11,761,202	63%
Other	249,162	1%	432,630	2%	564,807	3%
Total	$19,141,204	100%	$18,797,800	100%	$18,805,732	100%

	Gain on Sale of Loans			Gain on Sale of Loans
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024
Loan Type
Multi-family	$19,815	$10,125	$9,083	$29,940	$17,506
Single-family	2,428	206	524	2,634	804
Small Business Association (SBA)	1,099	1,288	1,561	2,387	2,214
Total	$23,342	$11,619	$11,168	$34,961	$20,524

	Servicing Rights			Servicing Rights
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024
Balance, beginning of period	$189,711	$189,935	$172,200	$189,935	$158,457
Additions
Purchased servicing	70	-	-	70	-
Originated servicing	5,244	3,338	3,761	8,582	5,927
Subtractions
Paydowns	(2,246)	(2,808)	(2,252)	(5,054)	(4,639)
Changes in fair value	258	(754)	5,067	(496)	19,031
Balance, end of period	$193,037	$189,711	$178,776	$193,037	$178,776

Supplemental Results

(Unaudited)

($ in thousands)

	Loans Receivable and Loans Held for Sale
	June 30,	March 31,	December 31,
	2025	2025	2024
Mortgage warehouse repurchase agreements	$1,843,742	$1,408,239	$1,446,068
Residential real estate (1)	988,783	1,332,601	1,322,853
Multi-family financing	4,833,548	4,600,117	4,624,299
Healthcare financing	1,442,095	1,583,290	1,484,483
Commercial and commercial real estate (2)(3)	1,328,765	1,418,741	1,476,211
Agricultural production and real estate	82,425	79,190	77,631
Consumer and margin loans	4,570	4,959	6,843
Loans receivable	10,523,928	10,427,137	10,438,388
Less: Allowance for credit losses on loans	91,811	83,413	84,386
Loans receivable, net	$10,432,117	$10,343,724	$10,354,002

Loans held for sale	4,105,765	3,983,452	3,771,510
Total loans, net of allowance	$14,537,882	$14,327,176	$14,125,512

(1)     Includes $0.8 billion, $1.2 billion and $1.2 billion of All-In-One © first-lien home equity lines of credit as of June 30, 2025, March 31, 2025 and December 31, 2024, respectively.

(2)     Includes $0.8 billion, $0.8 billion and $0.9 billion of revolving  lines of credit collateralized primarily by mortgage servicing rights as of June 30, 2025, March 31, 2025 and December 31, 2024, respectively.

(3)     Includes only $19.8 million, $19.5 million and $18.7 million of non-owner occupied commercial real estate as of June 30, 2025, March 31, 2025 and December 31, 2024, respectively.

	Loan Credit Risk Profile
	June 30, 2025		March 31, 2025		December 31, 2024
	Amount	%	Amount	%	Amount	%
Pass	$9,934,759	94.4%	$9,695,595	93.0%	$9,741,087	93.3%
Special mention	171,512	1.6%	407,895	3.9%	379,969	3.6%
Substandard	417,657	4.0%	323,647	3.1%	317,332	3.0%
Doubtful	—	—	—	—	—	—
Loans receivable	$10,523,928	100.0%	$10,427,137	100.0%	$10,438,388	100.0%
Charge-offs (year-to-date)	$56,570		$10,507		$10,587
Recoveries (year-to-date)	$28		$28		$136

	Nonperforming Loans
	June 30,	March 31,	December 31,
	2025	2025	2024
Nonaccrual loans	$250,818	$284,019	$279,716
90 days past due and still accruing	714	585	6
Total nonperforming loans	$251,532	$284,604	$279,722
Other real estate owned	$7,049	$7,049	$8,209
Total nonperforming assets	$258,581	$291,653	$287,931
Nonperforming loans to total loans receivable	2.39%	2.73%	2.68%
Nonperforming assets to total assets	1.35%	1.55%	1.53%

	Delinquent Loans
	June 30,	March 31,	December 31,
	2025	2025	2024
Delinquent loans:
Loans receivable	$279,009	$304,560	$292,263
Loans held for sale	-	30,103	32,343
Total delinquent loans	$279,009	$334,663	$324,606
Total loans receivable and loans held for sale	$14,629,693	$14,410,589	$14,209,898
Delinquent loans to total loans	1.91%	2.32%	2.28%

Supplemental Results

(Unaudited)

($ in thousands)

	Deposits
	June 30,	March 31,	December 31,
	2025	2025	2024
Noninterest-bearing deposits
Core demand deposits	$315,523	$313,296	$239,005

Interest-bearing deposits
Demand deposits:
Core demand deposits	$6,066,933	$5,432,133	$4,319,512
Brokered demand deposits	250,000	-	-
Total interest-bearing demand deposits	6,316,933	5,432,133	4,319,512
Savings deposits:
Core savings deposits	3,703,270	3,618,210	3,442,111
Brokered savings deposits	358	353	859
Total savings deposits	3,703,628	3,618,563	3,442,970
Certificates of deposit:
Core certificates of deposits	1,346,630	1,324,126	1,385,270
Brokered certificates of deposits	1,004,121	1,718,047	2,533,219
Total certificates of deposits	2,350,751	3,042,173	3,918,489

Total interest-bearing deposits	12,371,312	12,092,869	11,680,971

Total deposits	$12,686,835	$12,406,165	$11,919,976

Total core deposits	$11,432,356	$10,687,765	$9,385,898
Total brokered deposits	$1,254,479	$1,718,400	$2,534,078
Total deposits	$12,686,835	$12,406,165	$11,919,976